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                           ESCAGENETICS CORPORATION

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                                  Exhibit 21

                          Subsidiaries of Registrant

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Name of Subsidiary            State of Incorporation    Doing Business As
------------------            ----------------------    -----------------
PHYTOpharmaceuticals, Inc.    California                PHYTOpharmaceuticals, Inc. *

SRE ESCAgenetics Corporation  California                SRE ESCAgenetics Corporation *
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* This company is currently dormant